Exhibit 99.1

PRESS RELEASE

Contacts :
Joanne Carson (Media)	Kathy Guinnessey (Investors/Analysts)
Carsonj@dnb.com	Guinnesseyk@dnb.com
973.921.5610	973.921.5665

D&B Announces 2003 Second Quarter Results

•	Core Revenue of $335 Million Up 10 Percent; Up 4 Percent Before Foreign Exchange

•	EPS of 50 Cents Up 19 Percent; 46 Cents Including Non-core Charges

•	Confirms Previous 2003 EPS and Revenue Guidance

Short Hills, NJ — July 22, 2003 — D&B (NYSE: DNB), the leading provider of global business information and technology solutions, today reported diluted earnings per share for the quarter ended June 30, 2003, of 50 cents, up 19 percent from 42 cents in the prior year quarter, before non-core charges in both periods. On a GAAP basis, D&B reported diluted earnings per share of 46 cents, compared with 14 cents in the second quarter of 2002. The non-core charges are described below.

See Schedule 1 for results as reported in accordance with generally accepted accounting principles (“GAAP”), Schedule 2 for results before non-core gains and charges, and Schedule 3 for a reconciliation of GAAP results to results before non-core gains and charges. Also see below for a discussion of the Company’s use of non-GAAP financial measures.

“In the second quarter, we reported solid EPS growth and continued to deliver value for our shareholders as we transform our company,” said Allan Z. Loren, chairman and chief executive officer of D&B. “Our revenue growth put us back on track in terms of the revenue trend we established in 2002.”

“Our organic performance improved in North America, and our recent acquisitions - Hoover’s and Data House — performed well,” Loren continued. “These improvements are due to better leadership by our team members, and

PRESS RELEASE

better execution of our strategy. We continue to face some challenges. We’re still not where we need to be in Europe. But we are taking actions that we believe will drive improved revenue performance in that region in the second half of the year.”

D&B’s Second Quarter 2003 Results

Total revenue for the quarter was $335 million, a 10 percent increase compared with the prior year quarter, including 6 percentage points of favorable impact from foreign exchange rate movements and 5 percentage points of favorable impact from the Company’s acquisitions.

These revenue results reflect the following by product line:

•	Risk Management Solutions revenue of $239.2 million, up $18.7 million or 9 percent (including 7 percentage points of favorable impact from foreign exchange, and 3 percentage points of favorable impact from acquisitions);

•	Sales & Marketing Solutions revenue of $77.9 million, up $1.0 million or 1 percent (including 3 percentage points of favorable impact from foreign exchange);

•	Supply Management Solutions revenue of $9.8 million, up $1.6 million or 19 percent (including 8 percentage points of favorable impact from foreign exchange); and

•	E-Business Solutions revenue of $8.1 million, representing the results of Hoover’s, Inc. which was acquired on March 3, 2003, and contributed 3 percentage points of the Company’s overall revenue growth.

D&B continued to make progress in migrating its product delivery to the Web, a more efficient delivery channel. In the second quarter of 2003, D&B delivered 72 percent of its revenue over the Web, up from 68 percent in the first quarter of 2003, and from 65 percent at the end of 2002. As of second quarter, the company has met its target to deliver more than 70 percent of its revenue over the Web by the end of the year.

PRESS RELEASE

Operating income for the second quarter was $66.0 million, up $4.3 million or 7 percent from the year ago period, before non-core charges in both periods, primarily due to the increased revenue. On a GAAP basis, operating income was $61.1 million in the second quarter of 2003, up $30.3 million from $30.8 million in the second quarter of 2002. GAAP results include $4.9 million of non-core charges in 2003 and $30.9 million in 2002.

Net income for the quarter was $38.7 million, up $6.2 million or 19 percent from the prior-year period, before non-core charges in both years. On a GAAP basis, net income was $35.1 million, compared with $10.9 million in the second quarter of 2002.

Net cash provided by operating activities during the quarter was $70.0 million. Year-to-date net cash provided by operating activities was up 24%, and the Company ended the quarter with $127.4 million of cash and cash equivalents.

Second Quarter 2003 Segment Results

North America

North America’s second quarter revenue was $229.3 million, up $14.1 million or 7 percent from $215.2 million in the prior year period, including 1 percent from the favorable impact of foreign exchange related to the Company’s Canadian business. The increase reflects the acquisition of Hoover’s, Inc. on March 3, 2003, which contributed 4 percentage points of growth. Organic revenue in North America grew 2 percent in the quarter.

North America’s revenue results include:

•	$153 million from Risk Management Solutions, up $2.5 million or 2 percent, including 1 percentage point of favorable impact from foreign exchange;

•	$61.3 million from Sales & Marketing Solutions, up $1.8 million or 3 percent;

•	$6.9 million from Supply Management Solutions, up $1.7 million or 31 percent; and

•	$8.1 million from E-Business Solutions, which represents the results of Hoover’s, Inc.

PRESS RELEASE

North America’s operating income for the quarter was $68.4 million, up $2.4 million or 4 percent from $66.0 million in the prior year quarter.

International

The International segment’s second-quarter revenue was $105.7 million, up $15.3 million or 17 percent from $90.4 million in the prior year quarter. The International revenue results were impacted by the favorable effect of foreign exchange rate movements, which contributed 18 percentage points of growth. Before the effect of foreign exchange, revenue was down 1 percent, including 7 percentage points of growth from acquisitions, primarily Data House S.p.A., acquired in October 2002.

These International revenue results reflect:

•	$86.2 million from Risk Management Solutions, up $16.2 million or 23 percent, including 19 percentage points of favorable impact from foreign exchange and 9 percentage points of growth from the acquisition of Data House;

•	$16.6 million from Sales & Marketing Solutions, down $0.8 million or 4 percent, including 13 percentage points of favorable impact from foreign exchange, and;

•	$2.9 million from Supply Management Solutions, down $0.1 million or 3 percent, including 18 percentage points of favorable impact from foreign exchange.

The International segment’s operating income for the quarter was $16.4 million, compared with operating income of $14.1 million in the prior year quarter, an increase of 16 percent. The increase in operating income was due to the favorable impact of foreign exchange.

See Schedule 4 for revenue by product line for each geographic segment and other supplemental information.

First-Half Results

The Company reported diluted earnings per share for the first half of 2003 of $1.02, up 17 cents or 20 percent from a year ago, before non-core items in both

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periods. On a GAAP basis, the Company reported diluted earnings per share of 94 cents compared with 57 cents in 2002, an increase of 65 percent. Total revenue for the period was $649.7 million, a 5 percent increase over the same period last year, including 5 percentage points of favorable impact from foreign exchange rate movements and 4 percentage points of favorable impact from the Company’s acquisitions.

Operating income for the six-month period was $132.5 million, up $11.8 million, or 10 percent from the same period in 2002, before non-core items in both periods. On a GAAP basis, operating income was $116.7 million, up 30 percent from $89.8 million. GAAP results include $15.8 million of non-core charges in 2003 and $30.9 million in 2002.

First-Half Segment Results

For the 2003 first half, North America’s core revenue was $455.8 million, essentially flat compared with $454.9 million in the first six months of 2002, including 2 percentage points of favorable impact from acquisitions. Operating income was $148.7 million, up $2.5 million, or 2 percent over last year.

First half core revenue from the International segment was $193.9 million, up 17 percent or $28.7 million from last year including 17 percentage points of favorable impact from foreign exchange rate movements and 7 percentage points of favorable impact from acquisitions. Operating income was $17.7 million, up 74 percent from $10.1 million in the year ago period. This improvement in profitability was primarily due to the favorable impact of foreign exchange, as well as the lower expense base associated with the Company’s financial flexibility program.

Non-Core Gains and Charges

The Company recorded a $4.9 million non-core charge during the second quarter, related to a series of financial flexibility initiatives announced and initiated in the first quarter of 2003. This series of initiatives is expected to initially reduce D&B’s 2003 expense base by $75 million on an annualized basis, before any restructuring charges and transition costs, and before any reallocation of spending. The charge has been recorded within Operating income as Corporate and other expense.

PRESS RELEASE

D&B’s restructuring charges may be viewed as recurring as they are incurred as part of each phase of its financial flexibility initiatives. However, in addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because it does not consider these charges and other items to reflect its underlying business performance. See Use of Non-GAAP Financial Measures, below.

2003 Outlook

Earnings Per Share and Net Cash Provided by Operating Activities

The Company is re-confirming its previous full-year diluted earnings per share guidance of between $2.25 and $2.29 on a GAAP basis. This range of EPS represents between 20 and 22 percent growth, compared to $1.87 reported on a GAAP basis for 2002.

This EPS guidance includes the previously-announced 8 cent per share dilutive impact of the Hoover’s acquisition, and certain previously announced non-core gains and charges totaling 25 cents per share, including approximately 17 cents per share expected in the third quarter from the monetization of real estate.

Before non-core gains and charges, D&B continues to expect full-year diluted earnings per share to be between $2.50 and $2.54, representing between 16 and 18 percent growth, compared to $2.15 of diluted earnings per share before a restructuring charge of 28 cents per share in 2002.

The Company continues to expect net cash provided by operating activities for 2003 to be between $232 million and $272 million, before any payments in settlement of tax or legal matters described in D&B’s 2002 Annual Report on Form 10-K. Because D&B is unable to predict the amount or timing of any such future payments, the Company is unable to provide an outlook for 2003 net cash provided by operating activities on a GAAP basis. Net cash provided by operating activities was $213.1 million in 2002.

PRESS RELEASE

Revenue and Other Metrics

D&B continues to believe full-year core revenue growth will be in the range of 1 to 4 percent before the effects of foreign exchange. Because D&B is unable to predict the future movements of foreign exchange rates or potential business model changes, the Company is unable to provide an outlook for 2003 revenue on a GAAP basis.

The Company also re-confirms:

•	It will deliver more than 70 percent of its revenue over the Web by the end of the year, a goal that was reached in the second quarter;

•	Capital expenditures and capitalized software costs will be between $40 and $50 million, compared with $53.5 million in 2002; and

•	Depreciation and amortization expense will be between $75 and $80 million, compared with $84.2 million in 2002.

Expectations for capital expenditures, depreciation and amortization expense and product delivery over the Web remain unchanged from previous expectations.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. Specifically, D&B reports core revenue, revenue growth before the effects of foreign exchange, and operating income, net income and diluted earnings per share before non-core gains and charges. Please see D&B’s Form 10-K for the fiscal year ended December 31, 2002 under the section entitled “Item 1. Business — How We Evaluate Our Performance” for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors.

Second-Quarter Teleconference

D&B will review its second-quarter financial results in a conference call with the investment community on Wednesday, July 23, 2003, at 10 a.m. ET. Live audio, as well as a replay, of the conference call, and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

PRESS RELEASE

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About D&B

D&B (NYSE: DNB) provides the information, tools and expertise to help customers Decide with Confidence. D&B enables customers quick access to objective, global information whenever and wherever they need it. Customers use D&B Risk Management Solutions to manage credit exposure, D&B Sales & Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B’s E-Business Solutions are also used to provide Web-based access to trusted business information for traditional customers as well as new small business and other non-traditional customers. Over 90 percent of the Business Week Global 1000 rely on D&B as a trusted partner to make confident business decisions. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

The section entitled “2003 Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior. The Company’s results are also dependent upon its continued ability to:

•	develop new products;

•	invest in its database and maintain its reputation for providing reliable data;

•	develop and maintain a successful Web-based business model;

•	reallocate expense to achieve growth through its financial flexibility program;

•	manage employee satisfaction and maintain its global expertise as it implements its financial flexibility program; and

•	protect against damage or interruptions affecting its database or its data centers.

PRESS RELEASE

The Company is also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements. Its results are also dependent upon the availability of data from its database. Developments in any of these areas could cause results to differ materially from results that have been or may be projected.

In addition, the Company’s projection for net cash provided by operating activities in 2003 is dependant upon, among other things, the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to tax matters and legal proceedings involving the Company as more fully described in the Company’s filings with the SEC.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”),” and the subsection entitled “Trends, Risks and Uncertainties” in the MD&A. Copies of the Company’s Annual Report on Form 10-K are available on its web site at and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements.

Schedule 1

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

	Quarter Ended
	June 30,
			AFX	Effects of Foreign	BFX
			% Change	Exchange	% Change
Amounts in millions, except per share data	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Revenue:
North America	$229.3	$215.2	7%	1%	6%
International	105.7	90.4	17%	18%	-1%

Core Revenue	335.0	305.6	10%	6%	4%
Divested Businesses (1)	—	.3	-100%	0%	-100%

Total Revenue	$335.0	$305.9	10%	6%	4%

Operating Income (Loss):
North America	$68.4	$66.0	4%
International	16.4	14.1	16%

Total Divisions	84.8	80.1	6%
Corporate and Other (2)	(23.7)	(49.3)	52%

Operating Income	61.1	30.8	98%

Interest Income	.8	.6	33%
Interest Expense	(4.7)	(4.9)	4%
Other Income (Expense) — Net (3)	(.7)	(3.5)	80%

Non-Operating Income (Expense) — Net	(4.6)	(7.8)	41%

Income before Provision for Income Taxes	56.5	23.0	—
Provision for Income Taxes	21.4	10.9	-96%
Equity in Net Losses of Affiliates	—	(1.2)	100%

Net Income (4)	$35.1	$10.9	—

Basic Earnings Per Share of Common Stock	$.47	$.15	—

Diluted Earnings Per Share of Common Stock (5)	$.46	$.14	—

Weighted Average Number of Shares Outstanding:
Basic	74.4	74.4	0%

Diluted	76.9	77.1	0%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 1
(cont’d)

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

	Year-to-Date June 30,		AFX % Change	Effects of Foreign	BFX % Change
Amounts in millions, except per share data	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Revenue:
North America	$455.8	$454.9	0%	0%	0%
International	193.9	165.2	17%	17%	0%

Core Revenue	649.7	620.1	5%	5%	0%
Divested Businesses (1)	—	0.5	-100%	0%	-100%

Total Revenue	$649.7	$620.6	5%	5%	0%

Operating Income (Loss):
North America	$148.7	$146.2	2%
International	17.7	10.1	74%

Total Divisions	166.4	156.3	7%
Corporate and Other (2)	(49.7)	(66.5)	25%

Operating Income	116.7	89.8	30%

Interest Income	1.6	1.3	23%
Interest Expense	(9.2)	(9.9)	7%
Other Income (Expense) — Net (3)	6.1	(3.8)	—

Non-Operating Income (Expense) — Net	(1.5)	(12.4)	88%

Income before Provision for Income Taxes	115.2	77.4	49%
Provision for Income Taxes	43.0	31.3	-37%
Equity in Net Losses of Affiliates	—	(1.7)	100%

Net Income (4)	$72.2	$44.4	62%

Basic Earnings Per Share of Common Stock	$.97	$.60	62%

Diluted Earnings Per Share of Common Stock (5)	$.94	$.57	65%

Weighted Average Number of Shares Outstanding:
Basic	74.4	74.7	0%

Diluted	76.7	77.4	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Quarter Ended June 30,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Revenue:
North America	$229.3	$215.2	7%	1%	6%
International	105.7	90.4	17%	18%	-1%

Core Revenue	335.0	305.6	10%	6%	4%
Divested Businesses (1)	—	.3	-100%	0%	-100%

Total Revenue	$335.0	$305.9	10%	6%	4%

Operating Income (Loss):
North America	$68.4	$66.0	4%
International	16.4	14.1	16%

Total Divisions	84.8	80.1	6%
Corporate and Other (2)	(18.8)	(18.4)	-2%

Operating Income	66.0	61.7	7%

Interest Income	.8	.6	33%
Interest Expense	(4.7)	(4.9)	4%
Other Income (Expense) — Net (3)	(0.7)	(3.5)	80%

Non-Operating Income (Expense) — Net	(4.6)	(7.8)	41%

Income before Provision for Income Taxes	61.4	53.9	14%
Provision for Income Taxes	22.7	20.2	-13%
Equity in Net Losses of Affiliates	—	(1.2)	100%

Net Income (4)	$38.7	$32.5	19%

Basic Earnings Per Share of Common Stock	$.52	$.44	18%

Diluted Earnings Per Share of Common Stock (5)	$.50	$.42	19%

Weighted Average Number of Shares Outstanding:
Basic	74.4	74.4	0%

Diluted	76.9	77.1	0%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These pre-tax non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because we do not consider these items to reflect our underlying business performance.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2
(cont'd)

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Year-to-Date June 30,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Revenue:
North America	$455.8	$454.9	0%	0%	0%
International	193.9	165.2	17%	17%	0%

Core Revenue	649.7	620.1	5%	5%	0%
Divested Businesses (1)	—	0.5	-100%	0%	-100%

Total Revenue	$649.7	$620.6	5%	5%	0%

Operating Income (Loss):
North America	$148.7	$146.2	2%
International	17.7	10.1	74%

Total Divisions	166.4	156.3	7%
Corporate and Other (2)	(33.9)	(35.6)	5%

Operating Income	132.5	120.7	10%

Interest Income	1.6	1.3	23%
Interest Expense	(9.2)	(9.9)	7%
Other Income (Expense) — Net (3)	(0.9)	(3.8)	76%

Non-Operating Income (Expense) — Net	(8.5)	(12.4)	31%

Income before Provision for Income Taxes	124.0	108.3	15%
Provision for Income Taxes	45.9	40.6	-13%
Equity in Net Losses of Affiliates	—	(1.7)	100%

Net Income (4)	$78.1	$66.0	18%

Basic Earnings Per Share of Common Stock	$1.05	$.89	18%

Diluted Earnings Per Share of Common Stock (5)	$1.02	$.85	20%

Weighted Average Number of Shares Outstanding:
Basic	74.4	74.7	0%

Diluted	76.7	77.4	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These pre-tax non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because we do not consider these items to reflect our underlying business performance.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)	2002 includes revenues from the Company’s Korean business, which was divested in the quarter ended December 31, 2002.

(2)	The following table reconciles between Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Corporate and Other — As Reported (Schedule 1)	$(23.7)	$(49.3)	52%
Restructuring Charge	(4.9)	(30.9)	N/M

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(18.8)	$(18.4)	-2%

In 2003, the Company recorded, within Corporate and Other, a charge for restructuring related to the fourth phase of its financial flexibility program.

(3)	The following table reconciles between the Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Other Income (Expense)-Net — As Reported (Schedule 1)	$(.7)	$(3.5)	80%
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M

Other Income (Expense)-Net — Before Non-Core Gains and Charges (Schedule 2)	$(.7)	$(3.5)	80%

(4)	The following table reconciles between the Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Net Income — As Reported (Schedule 1)	$35.1	$10.9	—
Restructuring Charge	(3.6)	(21.6)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$38.7	$32.5	19%

(5)	The following table reconciles between the Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended
	June 30,
			% Change
	2003	2002	Fav/(Unfav)

Diluted EPS — As Reported (Schedule 1)	$.46	$.14	—
Restructuring Charge	(.04)	(.28)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$.50	$.42	19%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3
(cont’d)

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)	2002 includes revenues from the Company’s Korean business, which was divested in the quarter ended December 31, 2002.

(2)	The following table reconciles between Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Year-to-Date
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Corporate and Other — As Reported (Schedule 1)	$(49.7)	$(66.5)	25%
Restructuring Charge	(15.8)	(30.9)	N/M

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(33.9)	$(35.6)	5%

In 2003, the Company recorded, within Corporate and Other, a charge for restructuring related to the fourth phase of its financial flexibility program.

(3)	The following table reconciles between the Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Year-to-Date
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Other Income (Expense)-Net — As Reported (Schedule 1)	$6.1	$(3.8)	—
Insurance Recovery related to World Trade Center Tragedy	7.0	—	N/M

Other Income (Expense)-Net — Before Non-Core Gains and Charges (Schedule 2)	$(.9)	$(3.8)	76%

(4)	The following table reconciles between the Net Income included in Schedule 1 and Schedule 2:

	Year-to-Date
	June 30,
			% Change
Amounts in millions	2003	2002	Fav/(Unfav)

Net Income — As Reported (Schedule 1)	$72.2	$44.4	62%
Restructuring Charge	(10.2)	(21.6)	N/M
Insurance Recovery related to World Trade Center Tragedy	4.3	—	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$78.1	$66.0	18%

(5)	The following table reconciles between the Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Year-to-Date
	June 30,
			% Change
	2003	2002	Fav/(Unfav)

Diluted EPS — As Reported (Schedule 1)	$.94	$.57	65%
Restructuring Charge	(.14)	(.28)	N/M
Insurance Recovery related to World Trade Center Tragedy	.06	—	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$1.02	$.85	20%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended June 30,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Product Line Revenue:
North America:
Risk Management Solutions	$153.0	$150.5	2%	1%	1%
Sales & Marketing Solutions	61.3	59.5	3%	0%	3%
Supply Management Solutions	6.9	5.2	31%	0%	31%
E-Business Solutions	8.1	—	100%	0%	100%

Core Revenue	229.3	215.2	7%	1%	6%
Divested Businesses	—	—	0%	0%	0%

Total North America	229.3	215.2	7%	1%	6%

International:
Risk Management Solutions	86.2	70.0	23%	19%	4%
Sales & Marketing Solutions	16.6	17.4	-4%	13%	-17%
Supply Management Solutions	2.9	3.0	-3%	18%	-21%

Core Revenue	105.7	90.4	17%	18%	-1%
Divested Businesses	—	.3	-100%	0%	-100%

Total International	105.7	90.7	17%	18%	-1%

Total Corporation:
Risk Management Solutions	239.2	220.5	9%	7%	2%
Sales & Marketing Solutions	77.9	76.9	1%	3%	-2%
Supply Management Solutions	9.8	8.2	19%	8%	11%
E-Business Solutions	8.1	—	100%	0%	100%

Core Revenue	335.0	305.6	10%	6%	4%
Divested Businesses	—	.3	-100%	0%	-100%

Total Revenue	$335.0	$305.9	10%	6%	4%

Geographic Revenue:
United States	$221.2	$208.0	6%
International	113.8	97.9	16%

Total Geographic Revenue	$335.0	$305.9	10%

Operating Costs:
Operating Expenses	$101.8	$102.2	1%
Selling and Administrative Expenses	151.5	122.1	-24%
Depreciation and Amortization	15.7	19.9	21%
Restructuring Expense	4.9	30.9	84%

Total Operating Costs	$273.9	$275.1	1%

Capital Expenditures	$2.2	$2.8	21%

Additions to Computer Software & Other Intangibles	$7.2	$9.0	20%

	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002	Mar 30, 2002

Net Debt Position:
Cash and Cash Equivalents	$127.4	$149.3	$191.9	$136.0	$147.1	$89.4
Notes Payable	—	(.1)	(.1)	(.1)	(.1)	(35.7)
Long-Term Debt	(299.8)	(299.8)	(299.9)	(299.9)	(299.7)	(299.6)

Net Debt	$(172.4)	$(150.6)	$(108.1)	$(164.0)	$(152.7)	$(245.9)

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4
(cont'd)

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Year-to-Date
	June 30,		AFX	Effects of Foreign	BFX
			% Change	Exchange	% Change
Amounts in millions	2003	2002	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Product Line Revenue:
North America:
Risk Management Solutions	$304.7	$305.4	0%	1%	-1%
Sales & Marketing Solutions	128.2	138.5	-7%	1%	-8%
Supply Management Solutions	12.3	11.0	12%	0%	12%
E-Business Solutions	10.6	—	100%	0%	100%

Core Revenue	455.8	454.9	0%	0%	0%
Divested Businesses	—	—	0%	0%	0%

Total North America	455.8	454.9	0%	0%	0%

International:
Risk Management Solutions	158.6	130.2	22%	18%	4%
Sales & Marketing Solutions	30.3	30.6	-1%	13%	-14%
Supply Management Solutions	5.0	4.4	15%	20%	-5%

Core Revenue	193.9	165.2	17%	17%	0%
Divested Businesses	—	.5	-100%	0%	-100%

Total International	193.9	165.7	17%	17%	0%

Total Corporation:
Risk Management Solutions	463.3	435.6	6%	5%	1%
Sales & Marketing Solutions	158.5	169.1	-6%	3%	-9%
Supply Management Solutions	17.3	15.4	13%	6%	7%
E-Business Solutions	10.6	—	100%	0%	100%

Core Revenue	649.7	620.1	5%	5%	0%
Divested Businesses	—	.5	-100%	0%	-100%

Total Revenue	$649.7	$620.6	5%	5%	0%

Geographic Revenue:
United States	$440.1	$441.3	0%
International	209.6	179.3	17%

Total Geographic Revenue	$649.7	$620.6	5%

Operating Costs:
Operating Expenses	$207.9	$211.0	2%
Selling and Administrative Expenses	277.4	249.5	-11%
Depreciation and Amortization	31.9	39.4	19%
Restructuring Expense	15.8	30.9	49%

Total Operating Costs	$533.0	$530.8	0%

Capital Expenditures	$5.9	$6.1	3%

Additions to Computer Software & Other Intangibles	$9.4	$15.0	37%

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.